Exhibit 10.49

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of November __, 2007, by and between Beijing Pypo Technology Group Company Limited (the “Company”), and Clement Kwong (the “Indemnitee”), a director of the Company.

WHEREAS, the Indemnitee has agreed to serve as a director of the Company and in such capacity will render valuable services to the Company;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as directors of the Company, the Board of Directors has determined, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its shareholders; and

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve as a director of the Company, the Company and the Indemnitee hereby agree as follows:

1. Definitions. The following terms are not defined in the text of the Agreement and shall have the meanings ascribed thereto below:

(a) “Board of Directors” shall mean the board of directors of the Company.

(b) “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(c) “Expenses” shall mean, without limitation, expenses of Proceedings, including attorneys’ fees, disbursements and retainers, accounting and witness fees, expenses related to the preparation or service as a witness, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement of a Proceeding by or on behalf of the Indemnitee, costs of attachment or similar bonds, any expenses of attempting to establish or establishing a right to indemnification or advancement of expenses, under this Agreement, the Company’s Articles of Association (and if applicable, Memorandum of Association) as currently in effect (the “Articles”), applicable law or otherwise, and reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which the Indemnitee is not otherwise compensated by the Company or any third party.

(d) “Independent Legal Counsel” shall mean any firm of attorneys reasonably selected by the Indemnitee, so long as such firm has not represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company, within the preceding five (5) years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Company’s Articles, applicable law or otherwise.

(e) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board of Directors), by reason of (i) the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as an agent of another enterprise, whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in any such capacity, or (iii) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Company’s Articles, applicable law or otherwise.

(f) The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director of the Company which imposes duties on, or involves services by, such director with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, fifty percent (50%) or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Indemnitee is so acting at the request of the Company.

2. Services by the Indemnitee. The Indemnitee agrees to serve as a director of the Company for so long as the Indemnitee is appointed by ARCH Digital Holdings Ltd. (the “Investor”) pursuant to certain Shareholders and Sponsors Agreement dated October 15, 2007 among the Company and the other Parties thereto or until such time as the Indemnitee tenders a resignation in writing or is removed as a director by the Investor.

3. Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding, by reason of the fact that the Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as an agent of another enterprise, against all Expenses, judgments, fines, interest or penalties, and excise taxes assessed with respect to any employee benefit or welfare plan, which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, to the fullest extent permitted by applicable law.

4. Indemnification for Costs, Charges and Expenses of Witness or Successful Party. Notwithstanding any other provision of this Agreement (except as set forth in subparagraph 8(a) hereof), and without a requirement for determination as required by Paragraph 7 hereof, to the extent that the Indemnitee (a) has prepared to serve or has served as a witness in any Proceeding in any way relating to (i) the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans or such plan’s participants or beneficiaries or (ii) anything done or not done by the Indemnitee as a director of the Company or in connection with serving at the request of the Company as an agent of another enterprise, or (b) has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith to the fullest extent permitted by applicable law.

5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount of the Indemnitee’s Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, then the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, interest penalties or excise taxes to which the Indemnitee is entitled.

6. Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided, however, that the Indemnitee shall set forth in such request reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding, a statement that such Expenses do not relate to any matter described in subparagraph 8(a) of this Agreement, and an undertaking in writing to repay any advances if it is ultimately determined as provided in subparagraph 7(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement.

7. Indemnification Procedure; Determination of Right to Indemnification.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification or advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in writing. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b) The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, if any, as defined by applicable law, for indemnification pursuant to this Agreement and shall be absolutely entitled to such indemnification, unless a determination by clear and convincing evidence is made that the Indemnitee has not met such standards by Independent Legal Counsel as set forth in a written opinion or a court of competent jurisdiction.

(c) If a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the rights provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or shareholders of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors or shareholders of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(d) If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings). The Indemnitee’s Expenses incurred in connection with any Proceeding concerning the Indemnitee’s right to indemnification or advancement of Expenses in whole or in part pursuant to this Agreement shall also be indemnified by the Company, regardless of the outcome of such a Proceeding, to the fullest extent permitted by applicable law and the Company’s Articles.

(e) With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee.

8. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

(a) To indemnify the Indemnitee for any Expenses (including without limitation any Expenses relating to a Proceeding attempting to enforce this Agreement), judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, on account of the Indemnitee’s conduct if such conduct shall be finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, including, without limitation, breach of the duty of loyalty; or

(b) If the Indemnitee is prohibited from receiving indemnification under the applicable law.

9. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director of the Company or serving in any other capacity referred to in this Paragraph 9.

10. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Articles, any agreement, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

11. Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Indemnitee with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. The Company shall thereafter take all necessary or desirable action to cause such insurance companies to pay, on behalf of the Indemnitee, all amounts payable by the Company to the Indemnitee in accordance with the terms of such policy or policies of insurance.

12. Successors and Assigns.

(a) This Agreement shall be binding upon, and shall inure to the benefit of, the Indemnitee and the Indemnitee’s heirs, executors, administrators and assigns, whether or not the Indemnitee has ceased to be a director, and the Company and its successors and assigns. Upon the sale of all or substantially all of the business, assets or share capital of the Company to, or upon the merger of the Company into or with, any corporation, partnership, joint venture, trust or other person, this Agreement shall inure to the benefit of and be binding upon both the Indemnitee and such purchaser or successor person. Subject to the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party hereto.

(b) If the Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify the Indemnitee’s estate and the Indemnitee’s spouse, heirs, executors, administrators and assigns against, and the Company shall, and does hereby agree to assume, any and all Expenses actually and reasonably incurred by or for the Indemnitee or the Indemnitee’s estate, in connection with the investigation, defense, appeal or settlement of any Proceeding. Further, when requested in writing by the spouse of the Indemnitee, and/or the Indemnitee’s heirs, executors, administrators and assigns, the Company shall provide appropriate evidence of the Company’s agreement set out herein to indemnify the Indemnitee against and to itself assume such Expenses.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14. Severability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, unlawfulness or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

15. Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or (b) applicable law.

16. Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning.

This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong Special Administrative Region without regard to the conflict of laws principles thereof.

17. Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. Each party in the dispute shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 17, including the provisions concerning the appointment of arbitrators, the provisions of this Section 17 shall prevail.

(d) The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong and shall not apply any other substantive Law.

(e) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

(g) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

18. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles, or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

20. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day or (iii) two (2) days after deposit with an internationally recognized overnight courier, specifying next or second day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 20 below):

If to the Indemnitee, at:

c/o Suite 4703 Plaza 66 Tower 2

1366 Nanjing Road West

Shanghai, PRC 200040

Tel: +8621 61135818 Fax: +86 61135806

If to the Company, to the address provided on the signature page;

or to such other address as either shall designate to the other in writing.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.

INDEMNITEE

/s/ Clement Kwong
Name: Clement Kwong

COMPANY:

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

By:	/s/ Zhang Kuo
Name:	Zhang Kuo
Title:	Authorized Signatory

Address:

South3/F

Chang’AnXiongRong Center

No.1 NaoShiKou Street

XiCheng District

Beijing,PRC

Tel: +86 10 58325858 Fax: +86 10 58325859

[Signature Page to Indemnification Agreement]